Exhibit 10.35

FIRST AMENDMENT TO CASH MANAGEMENT AGREEMENT

THIS FIRST AMENDMENT TO CASH MANAGEMENT AGREEMENT (this “Agreement”) dated as of November 5, 2012, by and among MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company (together with its successors and/or assigns, “Lender”), SOLOMONS BEACON INN LIMITED PARTNERSHIP, a Maryland limited partnership (“Borrower”), TRS SUBSIDIARY, LLC, a Delaware limited liability company (“Operating Lessee”), HOSPITALITY MANAGEMENT ADVISORS, INC., a Tennessee corporation (“HMA”), KINSETH HOTEL CORPORATION, an Iowa corporation (“KHC”), and STRANDCO, INC., a North Carolina corporation (“SDC”; HMA, KHC and SDC, individually and/or collectively (as the context may require), “Manager”) and accepted and agreed to by SUPERTEL HOSPITALITY, INC., a Virginia corporation (“Guarantor”).

RECITALS:

On November 2, 2012, a loan in the principal amount of $30,622,000.00 was made by Lender to Borrower (the “Loan”), which such Loan is (i) secured by, among other things, the Security Instrument (as defined in the Loan Agreement (defined below)), and (ii) evidenced by, among other things, (a) that certain Loan Agreement by and among Borrower, Operating Lessee and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), (b) that certain Promissory Note made by Borrower in favor of Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”) and (c) that certain Cash Management Agreement by and among Lender, Borrower, Operating Lessee and Manager (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Cash Management Agreement”).

In connection with the Loan, Guarantor delivered to Lender that certain Guaranty of Recourse Obligations of Borrower, dated as of November 2, 2012, made by Guarantor in favor Lender (the “Guaranty”; the Note, the Loan Agreement, the Security Instrument, the Cash Management Agreement, and all other documents, agreements and certificates executed and/or delivered in connection with the Loan (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Loan Documents”)).

As of the date hereof, Borrower, Operating Lessee, Manager and Lender desire to, in accordance with the terms hereof, amend certain provisions of the Cash Management Agreement as set forth herein.

AGREEMENT:

For the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The recitals set forth above are true and correct and are hereby incorporated into the body of this Agreement by reference.

2. Definitions. All capitalized terms not defined herein shall have the respective meanings ascribed to such terms in the Cash Management Agreement. Additionally, the definition of “Cash Management Agreement” and “Loan Documents” as set forth in the Loan Documents shall be deemed to include this Agreement. The definition of “Agreement” set forth in the Cash Management Agreement shall be deemed to include this Agreement.

3. Amendment to Cash Management Agreement. The Cash Management Agreement is hereby amended as follows:

The following defined term as defined in Section 1 of the Cash Management Agreement is hereby deleted in its entirety and replaced with the following:

“Cash Sweep Period” means a period commencing upon the earlier of (i) the occurrence and continuance of an Event of Default (other than an Event of Default which results if (x) Operating Lessee defaults under the Franchise Agreement (as defined in the Loan Agreement) beyond the expiration of applicable notice and grace periods, if any, thereunder or (y) the Franchise Agreement is canceled, terminated or surrendered, expires pursuant to its terms or otherwise ceases to be in full force and effect), (ii) the occurrence of a DSCR Trigger Event or (iii) the occurrence of a Supertel Trigger Period, which such Cash Sweep Period shall expire (A) with regard to any Cash Sweep Period commenced in connection with clause (i) above, upon the cure (if applicable) of such Event of Default (provided that a Cash Sweep Period is not continuing pursuant to clause (ii) or (iii) above), (B) with regard to any Cash Sweep Period commenced in connection with clause (ii) above, upon the date that the Actual Debt Service Coverage Ratio is equal to or greater than 1.35 to 1.00 for three (3) consecutive calendar months (provided that a Cash Sweep Period is not continuing pursuant to clause (i) or (iii) above) or (C) with regard to any Cash Sweep Period commenced in connection with clause (iii) above, upon the Supertel Trigger Period ceasing to exist in accordance with the terms hereof (provided that a Cash Sweep Period is not continuing pursuant to clause (i) or (ii) above).

4. Representations, Warranties, and Covenants. Borrower, Guarantor, Manager and Operating Lessee agree that all of their respective representations, warranties, and covenants contained in the Loan Documents continue to be true and correct, and Borrower, Guarantor, Manager and Operating Lessee hereby agree to continue to be bound by their respective representations, warranties, and covenants on and after the date hereof. Borrower, Guarantor and Operating Lessee agree that a default, in any material respect, under this Agreement shall constitute an Event of Default under the Loan Documents.

5. Execution, Delivery and Enforceability. This Agreement has been duly executed and delivered by each of Borrower, Guarantor, Operating Lessee and Manager and is the legal, valid and binding obligation of each of Borrower, Guarantor, Manager and Operating Lessee, enforceable in accordance with its terms, except as enforceability may be affected by applicable bankruptcy, insolvency, and similar proceedings affecting the rights of creditors generally, and general principles of equity.

6. Costs and Expenses. Borrower and Operating Lessee shall pay, on demand, all reasonable costs and expenses of Lender incurred in connection with the preparation, execution and delivery of this Agreement.

7. Conflicts. Except as expressly modified pursuant to this Agreement, all of the terms, covenants and provisions of the Note, the Loan Agreement, the Cash Management Agreement, the Security Instrument and the other Loan Documents shall continue in full force and effect. In the event of any conflict or ambiguity between the terms, covenants, and provisions of this Agreement and those of the Note, the Loan Agreement, the Cash Management Agreement, the Security Instrument or the other Loan Documents, the terms, covenants, and provisions of this Agreement shall control.

8. Ratification.

(a) Borrower hereby ratifies and confirms to Lender that all of the terms, representations, warranties, covenants, indemnifications and provisions of the Loan Documents are and shall remain in full force and effect, and are true and correct with respect to Borrower without change except as otherwise expressly and specifically modified by this Agreement. Borrower hereby agrees to continue to be bound by terms, representations, warranties, covenants, indemnifications and provisions of the Loan Documents.

(b) Operating Lessee hereby ratifies and confirms to Lender that all of the terms, representations, warranties, covenants, indemnifications and provisions of the Loan Documents are and shall remain in full force and effect, and are true and correct with respect to Operating Lessee without change except as otherwise expressly and specifically modified by this Agreement. Operating Lessee hereby agrees to continue to be bound by terms, representations, warranties, covenants, indemnifications and provisions of the Loan Documents.

(c) Each Manager hereby ratifies and confirms to Lender that all of the terms, representations, warranties, covenants, indemnifications and provisions of the Loan Documents are and shall remain in full force and effect, and are true and correct with respect to each Manager without change except as otherwise expressly and specifically modified by this Agreement. Each Manager hereby agrees to continue to be bound by terms, representations, warranties, covenants, indemnifications and provisions of the Loan Documents.

(d) Guarantor hereby ratifies and confirms to Lender that all of the terms, representations, warranties, covenants, indemnifications and provisions of the Loan Documents are and shall remain in full force and effect, and are true and correct with respect to Guarantor without change except as otherwise expressly and specifically modified by this Agreement. Guarantor hereby agrees to continue to be bound by terms, representations, warranties, covenants, indemnifications and provisions of the Loan Documents.

9. No Waiver or Modification. The parties hereto agree that, except as specifically set forth herein, this Agreement (a) does not amend, waive, satisfy, terminate, diminish or otherwise modify any of the terms, conditions, provisions and/or agreements contained in the Loan Documents and (b) does not constitute a waiver, release or limitation upon Lender’s, Borrower’s, Guarantor’s or Operating Lessee’s exercise of any of its rights and remedies under the Loan Documents, all of which are hereby expressly reserved. This Agreement shall not relieve or release the Borrower, Guarantor or Operating Lessee in any way from any of their respective duties, obligations, covenants or agreements under the Loan Documents or from the consequences of any Event of Default thereunder.

10. Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York and the applicable laws of the United States of America.

11. No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any party hereto, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

12. Liability; Successors and Assigns. If any of the parties hereto consists of more than one person, the obligations and liabilities of each such Person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns forever.

13. Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

14. Headings, etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

15. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

16. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

17. Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto and supercedes all prior agreements and understandings among the parties hereto relating to the subject matter hereof (other than the Loan Documents). Accordingly, this Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties hereto. There are no unwritten or oral agreements between the parties hereto.

18. Acknowledgment. Each of Borrower, Guarantor, Manager and Operating Lessee acknowledge that Lender has performed all obligations and duties owed to Borrower, Guarantor, Manager and Operating Lessee, as applicable, under the Loan Documents through the date hereof, and each of Borrower, Guarantor, Manager and Operating Lessee further acknowledge, represent and warrant that none of Borrower, Guarantor, Manager or Operating Lessee, as applicable, have any claim, cause of action, defense or right of set off against Lender.

19. No Novation. The parties do not intend this Agreement nor the transactions contemplated hereby to be, and this Agreement and the transactions contemplated herby shall not be construed to be, a novation of any of the obligations owing by the Borrower under or in connection with the Loan Documents. Further, the parties do not intend this Agreement nor the transactions contemplated hereby to affect the priority of Lender’s first priority lien in any of the collateral securing the Note in any way, including, without limitation, the liens, security interests and encumbrances created by the Security Instrument and the other Loan Documents.

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IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Cash Management Agreement as of the day and year first written above.

BORROWER:

SOLOMONS BEACON INN LIMITED PARTNERSHIP, a Maryland limited partnership

By: Solomons GP, LLC, a Delaware limited liability company, its general partner

By:	/s/ Kelly A. Walters
	Name:	Kelly A. Walters
	Title:	President

OPERATING LESSEE:

TRS SUBSIDIARY, LLC, a Delaware limited liability company

By: TRS Leasing, Inc., a Virginia corporation, its sole member

By:	/s/ Kelly A. Walters
	Name:	Kelly A. Walters
	Title:	President

LENDER:

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company

By:	/s/ Cynthia Eckes
	Name:	Cynthia Eckes
	Title	Authorized Signatory

MANAGER:

HOSPITALITY MANAGEMENT ADVISORS,, INC., a Tennessee corporation

By:	/s/ David Martin
	Name:	David Martin
	Title:	President

KINSETH HOTEL CORPORATION, an Iowa corporation

By:	/s/ Bruce Kinseth
	Name:	Bruce Kinseth
	Title:	Vice President

STRANDCO, INC., a North Carolina corporation

By:	/s/ John W. Pharr
	Name:	John W. Pharr
	Title:	President

ACCEPTED AND AGREED TO BY:

SUPERTEL HOSPITALITY, INC., a Virginia corporation

By:	/s/ Kelly A. Walters
Name:	Kelly A. Walters
Title:	Chief Executive Officer